EXHIBIT 99.2


MAJORITY OWNERSHIP OF CHICAGO-BASED SOVEREIGN SPECIALTY CHEMICALS SOLD TO AEA INVESTORS 01/10/2000 PR Newswire (Copyright (c) 2000, PR Newswire) CHICAGO, Jan. 10 /PRNewswire/ -- SOVEREIGN SPECIALTY CHEMICALS , L.P., the parent partnership of SOVEREIGN SPECIALTY CHEMICALS , Inc., today announced the closing of the sale of 75% of its 100% ownership stake in SOVEREIGN SPECIALTY CHEMICALS , Inc., to an investor group led by AEA Investors Inc., effective December 30, 1999. The transaction has been structured with the intent of complying with the covenants under the Indenture relating to Sovereign's 9-1/2% Senior Subordinated Notes due 2007. However, Sovereign intends to advise holders of the 9-1/2% Senior Subordinated Notes due 2007 of its intent to make the change-of-control offer to purchase the notes required by the terms of the Indenture. "The support of AEA will enhance our company's continued growth and development," said Robert Covalt, CEO of Sovereign. AEA Investors Inc. is an international private equity firm supported by industrial families and chief executives of major corporations from around the world. SOVEREIGN SPECIALTY CHEMICALS is a leading manufacturer and marketer of adhesives, sealants and coatings for various industrial and consumer applications. Since its inception in early 1996, Sovereign has grown its revenues to approximately $250 million through a combination of organic growth and several acquisitions. Sovereign was formed by Banc One Equity Capital, Waud Capital Partners and Robert Covalt. J.P. Morgan served as exclusive financial advisor to Sovereign on this transaction. Contact: /CONTACT: Robert Covalt of SOVEREIGN SPECIALTY CHEMICALS , L.P., 312-419-4048/ 17:35 EST